Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of our report dated March 22, 2023, relating to the consolidated financial statements of Palisade Bio, Inc. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts

December 29, 2023